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                                                                    EXHIBIT 23.2

                                [AMCL LETTERHEAD]

July 12, 2002

File: PM57

Golden Star Resources
10579 Bradford Road, Suite 103
Littleton, CO  80127-4247
USA

RE: QUALIFYING REPORT ON THE BOGOSO-PRESTEA PROJECT, GHANA

Dear Sirs:

Associated Mining Consultants Ltd. (AMCL), Mr. Keith McCandlish, P.Geol. and Mr. Alan L. Craven, P.Eng. consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-91666) of Golden Star Resources Ltd. (the "Company") of the statements of reserves, production and mineral deposits at the Bogoso and Prestea properties included in this Prospectus by reference to the Annual Report of the Company on Form 10-K for the year ended December 31, 2001 included in reliance on our Qualifying Report on the Bogoso-Prestea Project, Ghana, dated December 13, 2001, prepared by Messrs. McCandlish and Craven. AMCL, Mr. McCandlish and Mr. Craven also consent to the reference to each of them under the heading "Experts" in such Registration Statement.

Yours Sincerely,

ASSOCIATED MINING CONSULTANTS LTD.

/S/ KEITH MCCANDLISH                            /s/ ALAN L. CRAVEN

Keith McCandlish, P.Geol.                       Alan L. Craven, P.Eng.
Manager of Mineral Services                     Vice President & General Manager